Exhibit 10.1

SECOND AMENDMENT TO

REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of December 6, 2019, is entered into by and among GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC, a Delaware limited liability company (“Borrower”), MUFG UNION BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the Letter of Credit Issuer, and the Lenders.

RECITALS

WHEREAS, the parties hereto have entered into that certain Revolving Credit Agreement dated as of May 7, 2019, as amended by that certain First Amendment to Revolving Credit Agreement dated as of July 31, 2019 (as may be further amended, the “Credit Agreement”);

WHEREAS, the Borrower has requested an increase to the Maximum Commitment and certain related changes to the Credit Agreement;

WHEREAS, PNC Bank, National Association (“Joining Lender”) is hereby joined to the Credit Agreement as a Subsequent Lender and a Lender;

WHEREAS, Western Alliance Bank (“Increasing Lender”) has agreed to increase its Commitment to $125,000,000;

WHEREAS, Borrower, the Administrative Agent, and the Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

2. Changes to the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and by adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex I hereto.

3. Joinder of Joining Lenders. Joining Lender hereby agrees with the Borrower, Administrative Agent, and the Lenders as follows:

3.1 Joining Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Credit Agreement and a Lender for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Lender thereunder as if it had executed the Credit Agreement and the other Loan Documents. Joining Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents applicable to a Lender. The Commitment of each Lender, including Joining Lender, shall be the amount set forth opposite such Lender’s name on Schedule 1.01 to Annex I hereto which shall replace Schedule 1.01 to the Credit Agreement.

3.2 Joining Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (except for copies of other Lenders’ Assignment and Assumptions which are available to the Joining Lender upon request), together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (b) confirms that all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Amendment, and the performance by Joining Lender as a Lender under the Credit Agreement, have been obtained; (c) confirms that it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (d) agrees that it will, independently and without reliance upon Administrative Agent or any other Lender or Borrower Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (e) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof together with such powers and discretion as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (g) confirms that it has previously delivered to Administrative Agent and the Borrower Parties duly completed and executed copies of any documentation required to be delivered by it pursuant to Section 4.01(e) of the Credit Agreement.

3.3 As of the Amendment Effective Date, Joining Lender shall be a party to the Credit Agreement and the other Loan Documents and, to the extent provided in this Amendment, shall have the rights and obligations of a Lender thereunder.

3.4 Joining Lender represents and warrants that, upon the Amendment Effective Date, each of the Credit Agreement and the Loan Documents constitutes Joining Lender’s duly authorized, legal, valid, binding and enforceable obligation.

3.5 From and after the Amendment Effective Date, Administrative Agent shall, to the extent received from the Borrower Parties, make all payments under the Credit Agreement in respect of the interest of Joining Lender acquired pursuant to this Amendment (including, without limitation, all payments of principal and interest with respect thereto) to Joining Lender as a Lender under the Credit Agreement.

3.6 Any notice, demand, request or other communication to be delivered to Joining Lender under or with respect to the Credit Agreement or any other Loan Document shall be delivered in accordance with Section 12.07 of the Credit Agreement. Joining Lender agrees that Administrative Agent may rely on Joining Lender’s address, facsimile number, telephone number, and the name of a contact person, all as set forth in its Administrative Questionnaire delivered in connection with the Credit Agreement, until Joining Lender provides Administrative Agent with a written notice in accordance with Section 12.07 of the Credit Agreement designating a different address, facsimile number, telephone number or contact person.

4. Effectiveness. This Amendment shall become effective subject to Administrative Agent’s receipt or waiver of the following (such date, the “Amendment Effective Date”):

4.1 Amendment. This Amendment, duly executed and delivered by Borrower, the Lenders, Joining Lender and the Administrative Agent;

4.2 Notes. If requested, Notes made payable to each of Joining Lender and Increasing Lender, duly executed and delivered by Borrower;

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4.3 Reliance Letters; Opinions of Counsel. A reliance letter with respect to the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to Borrower, dated as of the Closing Date, in a form reasonably acceptable to Administrative Agent. Borrower hereby requests that such counsel deliver such reliance letter to Administrative Agent and Joining Lender; and

4.4 Fees. Payment by Borrower of the Facility Increase Fee and all other reasonable and documented fees and expenses of the Administrative Agent in connection with this Amendment and the transactions contemplated hereby, including without limitation the reasonable and documented fees and disbursements through the Amendment Effective Date of the Administrative Agent’s special counsel, Haynes and Boone, LLP.

5. Miscellaneous.

5.1 Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

5.2 References to the Credit Agreement. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and (b) each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

5.3 Representations and Warranties. Borrower hereby represents and warrants that (a) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, (b) no Event of Default or Default has occurred and is continuing and (c) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case, such representation or warranty was true and correct in all material respects as of such earlier date).

5.4 Reaffirmation of Covenants, Representations and Warranties. Borrower (a) affirms all of its obligations under the Loan Documents and (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such party’s obligations under the Loan Documents.

5.5 Reaffirmation of Security Interests. Borrower (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

5.6 No Other Changes. Except as specifically amended or waived by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.7 No Other Waivers. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

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5.8 Governing Law. This Amendment, and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties hereunder shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

5.9 Jurisdiction. Section 12.09 of the Credit Agreement is hereby incorporated into this Amendment by reference, mutatis mutandis.

5.10 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.

5.11 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

5.12 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer

Signature Page to

Second Amendment to Revolving Credit Agreement

ADMINISTRATIVE AGENT:

MUFG UNION BANK, N.A., as Administrative Agent and the Letter of Credit Issuer

By:	/s/ William Gonska
Name: William Gonska
Title: Director

Signature Page to

Second Amendment to Revolving Credit Agreement

LENDERS:

MUFG UNION BANK, N.A., as a Lender

By:	/s/ William Gonska
Name: William Gonska
Title: Director

Signature Page to

Second Amendment to Revolving Credit Agreement

PEOPLE’S UNITED BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jon Sammarco
Name: Jon Sammarco
Title: Senior Vice President

Signature Page to

Second Amendment to Revolving Credit Agreement

WESTERN ALLIANCE BANK, as a Lender

By:	/s/ Guy Simpson
Name: Guy Simpson
Title: Regional President

Signature Page to

Second Amendment to Revolving Credit Agreement

JOINING LENDER:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Lawrence Beller
Name: Lawrence Beller
Title: Senior Vice President

Address:

PNC Bank, National Association Attn: Lawrence Beller 1600 Market Street Philadelphia, PA 19103

Signature Page to

Second Amendment to Revolving Credit Agreement

Annex I

Changes to Revolving Credit Agreement

(See attached)

Conformed Copy

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC,

as Initial Borrower

REVOLVING CREDIT AGREEMENT

MUFG UNION BANK, N.A.,

as Administrative Agent, Sole Lead Arranger and Sole Bookrunner

May 7, 2019

(as amended through the ~~First~~Second Amendment to Revolving Credit

Agreement dated as of ~~July 31,~~December 6, 2019)

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, dissolution, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including without limitation the United States Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term of the Loans.

“Default” means any condition, act, or event which, with the giving of notice or lapse of time or both, would become an Event of Default.

“Default Rate” means on any day for any outstanding amount, the lesser of (a)(i) when used with respect to Obligations other than Letter of Credit Fees, ~~the lesser of: (i)~~ the applicable interest rate for such outstanding amount (including the Applicable Margin) in effect on such day (or if no interest rate is otherwise applicable, the Alternative Base Rate), plus 2%; or (ii) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin plus 2% per annum and (b) the Maximum Rate.

“Defaulting Investor” is defined in the definition of “Exclusion Event” herein.

“Defaulting Lender” means, subject to Section 2.14(b), any Lender that: (a) has failed to: (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder (unless such Lender notifies Administrative Agent and Borrowers in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding, each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing, has not been satisfied but not if any court determines that such condition precedent has been satisfied), or (ii) pay to Administrative Agent, the Letter of Credit Issuer or any Lender any other amount required to be paid by it hereunder (including if respect of its participation in Letter of Credit) within two Business Days of the date when due; (b) has notified Borrowers or Administrative Agent or the Letter of Credit Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding, which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement, cannot be satisfied, but not if any court determines that such condition precedent has been or can be satisfied); (c) has failed, within two Business Days after written request by Administrative Agent, the Letter of Credit Issuer or Borrowers, to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent, the Letter of Credit Issuer and Borrowers); or (d) has, or has a direct or indirect parent company that has: (i) become the subject of a proceeding under any Debtor Relief Law; (ii) had appointed for it a receiver, liquidator, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization, dissolution or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or foreign regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrowers, the Letter of Credit Issuer and each Lender promptly following such determination.

“Designated Investor” means an Institutional Investor (and the approved portion of its Capital Commitments) (a) that has been so designated by Administrative Agent and ~~Required~~all Lenders (each in its sole discretion) as a Designated Investor; and (b) that has delivered to Administrative Agent the information and documents described in Section 6.01(l) and, with respect to a Replacement Action described in Section 9.05(d)(i), and each as evidenced in a writing executed by Administrative Agent; provided (x) that once an Institutional Investor has been approved ~~by the Administrative Agent and Required Lenders~~as set forth above as a Designated Investor, such approval may not be withdrawn after the effective date except as provided below in clause (y) of this definition; and (y) that a Defaulting Investor shall no longer be a Designated Investor until such time as all Exclusion Events affecting such Investor have been cured to the reasonable satisfaction of Administrative Agent ~~and the Required Lenders~~ as indicated by Administrative Agent’s ~~and Required Lenders’~~ prompt consent (not to be unreasonably withheld conditioned or delayed) upon notification thereof to Borrowers.

“Designated Jurisdiction” means Cuba, Iran, Crimea, Syria, North Korea and any other country or territory to the extent that such country or territory itself is or becomes the subject of any Sanction.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and the sign “$” means lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means: (a) a Lender or an Affiliate of a Lender; (b) except as covered by clause (a) above, an Approved Fund with respect to a Lender so long as the assigning Lender is not released from its obligation hereunder; and (c) any other Person which has a short-term unsecured debt rating of at least P-1 from Moody’s or at least A-1 from S&P (or (x) if such Person has a rating from one of Moody’s or S&P that is not P-1 or A-1, as applicable, it has a short-term unsecured debt rating of at least F-1 from Fitch Ratings, Inc. or (y) such lower ratings as may be approved in writing by Borrowers and the Administrative Agent) and is approved by the Administrative Agent and the Letter of Credit Issuer (such approval not to be unreasonably withheld or delayed), and in the case of clause (b) or clause (c), unless an Event of Default exists and is continuing at the time any assignment is effected in judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

3.04 Payments of Obligation.

(a) Payments Generally. All payments of principal ~~of~~ and interest on the Obligations under this Credit Agreement by any Borrower Party to or for the account of Lenders, or any one of them, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff by such Borrower Party. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower Parties hereunder shall be made to (i) Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars or (ii) if requested by Administrative Agent at such times as there is only one Lender, directly to the applicable Lender at its Lending Office and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower Parties hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

(b) With respect to payments made pursuant to clause (a) above, funds received (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by Administrative Agent in the case of payments in an Alternative Currency, shall in each case be treated for all purposes as having been received by Administrative Agent or, if applicable a Lender on the first Business Day next following receipt of such funds and any applicable interest or fees shall continue to accrue. Each Lender shall be entitled to receive its applicable share (or other applicable share as provided herein) of each payment received by Administrative Agent hereunder for the account of Lenders on the Obligations. Each payment received by Administrative Agent hereunder for the account of a Lender shall be promptly distributed by Administrative Agent to the appropriate Lender. If any payment to be made by any Borrower Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

 (c) Clawback.

(i) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that the Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to the applicable Borrower Party a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and, if the applicable Lender fails to pay its amount upon Administrative Agent’s demand, the applicable Borrower Party severally agrees to pay to Administrative Agent within two Business Days of demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower Party to but excluding the date of payment to Administrative Agent, at: (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing; and (B) in the case of a payment to be made by a Borrower Party, the interest rate applicable to such borrowing; provided, however, that if funds are not available to such Borrower Party in the applicable Collateral Accounts to make payment on demand, to the extent that it is necessary for the applicable Borrower to issue a Capital Call to fund such required payment, such payment shall be made within 20 Business Days after Administrative Agent’s demand (and, in any event, such Borrower shall issue such Capital Call and shall make such payment promptly after the related Capital Contributions are received). If any Borrower Party and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to such Borrower Party the amount of such interest paid by such Borrower Party for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower Party shall be without prejudice to any claim such Borrower Party may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower Parties; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from a Borrower Party prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that such Borrower Party will not make such payment, Administrative Agent may assume that such Borrower Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if such Borrower Party has not in fact made such payment, then each of the Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Overnight Rate.

A notice of Administrative Agent to any Lender or any Borrower Party with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

3.05 Mandatory Prepayment.

 (a) Excess Loans Outstanding. If, on any day and subject to Section 5.02(c), the portion of the Principal Obligation exceeds (a) the Available Loan Amount (including, without limitation, as a result of an Exclusion Event or changes in the Inclusion Percentage) or (b) the maximum amount, if any, of indebtedness permitted to be incurred under the Governing Agreements (each, a “Mandatory Prepayment Event”), then the Borrowers shall pay such excess (the “Mandatory Prepayment Amount”) to (i) Administrative Agent, for the benefit of Lenders, or (ii) if requested by the Administrative Agent at such times as there is only one Lender, the Lender, in Same Day Funds (the “Mandatory Prepayment Due Date”): (A) within three Business Days after demand by Administrative Agent, to the extent such funds are available in the Collateral Accounts; and (B) promptly (but in no event later than 20 days of demand by Administrative Agent), to the extent that it is necessary for the Borrowers to issue a Capital Call to fund such required payment (and one or ~~both~~more Borrowers (or the applicable Managing Entity) shall issue such Capital Calls during such time).

(b) Excess Letters of Credit Outstanding. If the amount of any Mandatory Prepayment Amount exceeds the Principal Obligation attributable to Loans (plus, for the avoidance of doubt, any other then-due Obligation of the Borrower Parties other than Letter of Credit Obligations), the applicable Borrower Party must Cash Collateralize the Letter of Credit Obligations in the amount sufficient that, after giving effect to such prepayment and any Capital Calls to fund it, no such Mandatory Prepayment Amount would exist, when required pursuant to the terms of Section 3.04(a).

3.06 Voluntary Prepayments. Any Borrower Party may, upon delivery of a Repayment Notice to the Administrative Agent which may be conditioned upon the occurrence of a financing or other event, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that: (a) such Repayment Notice must be received by Administrative Agent not later than 11:00 a.m.: (i) two Business Days prior to any date of prepayment of Eurodollar Rate Loans; (ii) on the date of prepayment of Base Rate Loans; and (iii) four Business Days prior to the date of prepayment of Loans denominated in Alternative Currencies; and (b) any prepayment of Loans shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such Repayment Notice shall specify the date (which shall be a Business Day) and amount of such prepayment and the Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such Repayment Notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such Repayment Notice is given by a Borrower Party, such Borrower Party shall make such prepayment and the payment amount specified in such Repayment Notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by (to the extent timely invoiced to the relevant Borrower) any additional amounts required pursuant to Section 4.05. Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective share of the Type(s) of Loans to be repaid.

3.07 Reduction or Early Termination of Commitments. So long as no Request for Credit Extension is outstanding, Borrowers may terminate the Commitments, or reduce the Maximum Commitment, by giving prior written notice, which may be conditioned upon the occurrence of a financing or other event, to the Administrative Agent of such termination or reduction three Business Days prior to the effective date of such termination or reduction (which date shall be specified by Borrowers in such notice), provided that: (a) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof; and (b) Borrowers shall not terminate or reduce the aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Principal Obligation would exceed the aggregate Commitments (except that if such Principal Obligation consists solely of Letter of Credit Obligations, the Borrower Parties may provide Cash Collateral for such Letter of Credit Obligations and terminate the aggregate Commitments). Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the aggregate Commitments. In no event may Borrowers reduce the aggregate Commitments to $5,000,000 or less (other than by a termination of all the Commitments), except in the case that the outstanding Principal Obligation consists solely of Letter of Credit Obligations, in which case the Borrower Parties may reduce the aggregate Commitments to the amount of Letter of Credit Obligations

12. MISCELLANEOUS.

12.01 Amendments. Neither this Credit Agreement nor any other Loan Document, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated (other than in accordance with its terms), unless such amendment, waiver, discharge, or termination is in writing and signed by Required Lenders (and the Administrative Agent) or Administrative Agent (based upon the approval of Required Lenders), on the one hand, and Borrowers on the other hand; provided, that, if this Credit Agreement or any other Loan Document specifically provides that the terms thereof may be amended, waived, discharged or terminated with the approval of Administrative Agent, acting alone, each Lender directly affected thereby, the Required Lenders or all Lenders, then such amendment, waiver, discharge or termination must be signed by Administrative Agent, each Lender directly affected thereby, the Required Lenders or all Lenders (together with the Administrative Agent), as applicable, on the one hand, and Borrowers on the other hand; provided further, that no such amendment, waiver, discharge, or termination shall, without the consent of the Administrative Agent and:

(a) each Lender directly affected thereby:

(i) reduce or increase the amount or alter the term of the Commitment of such Lender (or reinstate any Commitment terminated pursuant to Section 10.02), or alter the provisions relating to any fees (or any other payments) payable to such Lender in a manner adverse to such Lender (other than a reduction by Borrowers pursuant to Section 3.07);

(ii) (a) extend the time for payment for the principal of or interest on the Obligations, or fees, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), (b) reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or (c) otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees hereunder in a manner adverse to such Lender;

(iii) release any material portion of the liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in a Borrower permitted hereunder; or

(iv) amend, waive, or in any way modify or suspend any provision requiring the pro-rata application of payments of the Obligations to Lenders in a manner adverse to such Lender; and

(b) the Required Lenders:

(i) except as provided in Sections 9.05 or 9.06, permit the cancellation, excuse or reduction of the Capital Commitment of any Included Investor or Designated Investor;

(ii) amend the definition of “Available Loan Amount” or (for purposes of such definition) any of the related defined terms;

~~(iii) amend the definition of “Borrowing Base” or (for purposes of such definition) any of the related defined terms;~~

(iii) ~~(iv)~~ amend the definition of “Exclusion Event” or (for purposes of such definition) any of the related defined terms; or

(iv) ~~(v)~~ amend the definition of “Included Investor”, “Designated Investor”, “PWM Investor” or (for purposes of such definition) any of the related defined terms; and

(c) all Lenders:

(i) amend Section 1.07 or the definition of “Alternative Currency” herein;

(ii) reduce the percentages specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;

(iii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under (or in respect of) the Loan Documents (other than pursuant to a merger or consolidation not prohibited under Section 9.01);

(iv) amend the terms of this Section 12.01;

(v) amend the order of payment in Section 10.05;

(vi) amend the definition of “Borrowing Base” or (for purposes of such definition) any of the related defined terms; or

(vii) ~~(vi)~~ amend the definition of “Required Lenders”.

Notwithstanding the above: (A) no provisions of Section 11 may be amended or modified without the consent of Administrative Agent; and (B) no provisions of Section 2.07 or Section 2.12 may be amended or modified without the consent of the Letter of Credit Issuer, and (C) Sections 8 and 9 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and, as applicable, any amendment to any provision of Section 8 or 9 shall require the consent of the Administrative Agent and the Lenders that are specified therein as required for a waiver thereof.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender; and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Administrative Agent agrees that it will promptly notify the Lenders of any proposed modification, waiver or amendment to any Loan Document, and deliver drafts of such proposed modification, waiver or amendment to the Lenders, prior to the effectiveness of such proposed modification, waiver or amendment, but providing such notice (other than in order to obtain the necessary consents required above) shall not be a condition to the effectiveness of any such modification, waiver or amendment.

Schedule 1.01

8. LENDER COMMITMENTS

Lender	Commitments of Lender		Applicable Percentage
MUFG Union Bank, N.A.		$125,000,000	~~45.454545455~~31.250000000%
Western Alliance Bank		$125,000,000	31.250000000%
PNC Bank, National Association		$100,000,000	25.000000000%
People’s United Bank National Association		$50,000,000	~~18.181818182~~12.500000000%
~~Western Alliance Bank~~	~~$~~	~~100,000,000~~	~~36.363636364%~~
TOTAL	$	~~275,000,000~~400,000,000	100%